SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): May 19, 2003

Bay Banks of Virginia, Inc.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	0-22955 (Commission File Number)	54-1838100 (I.R.S. Employer Identification No.)

100 South Main Street

Post Office Box 1869

Kilmarnock, Virginia 22482

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (804) 435-1171

Item 5. Bay Banks of Virginia declares First Quarter Dividend and Reports on Annual Meeting

Bay Banks declared a 14 cent per share dividend and will be paid on June 27, 2003 to stockholders of record June 13, 2003. This dividend will be paid on 2,311,190 shares for a total of $323,566.60, bringing total dividends paid to date for 2003 to $646,317.12. In addition, the Company held its annual meeting on May 19, 2003.

Item 7. Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

99.1	Press Release of Bay Banks of Virginia, Inc. dated May 28, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAY BANKS OF VIRGINIA, INCORPORATED

By:	/s/ AUSTIN L. ROBERTS
Austin L. Roberts, III
President and Chief Executive Officer

May 29, 2003

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